Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Riverdale Mining Inc. (the "Company") on Form 10-Q for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Vladimir Vaskevich, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)        The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

            Dated this 20th day of August 2012.

/s/ VLADIMIR VASKEVICH
Vladimir Vaskevich
Chief Executive Officer and Chief Financial Officer

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Riverdale Mining Inc. and will be retained by Riverdale Mining Inc. and furnished to the Securities and Exchange Commission or its staff upon request.